THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 38
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: August 24, 2004
Issue Date: August 27, 2004
The date of this Pricing Supplement is August 24, 2004

Fixed Rate Notes
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                                                                                                                     Interest
                                                  Maturity     Price to     Discounts &                               Payment
    CUSIP#              Interest Rate               Date        Public      Commissions    Reallowance    Dealer     Frequency
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
  07387EFZ5                 5.85%                8/27/2030      100.00%        2.50%          0.350%      98.00%       Semi
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


                                              Subject to Redemption
                                              ---------------------
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                First Interest                                                                             Aggregate
First Interest     Payment       Survivor's                                                                Principal
 Payment Date       Amount        Option      Yes/No          Date and Terms of Redemption                   Amount     Net Proceeds
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
   2/27/2005        $29.25          Yes        Yes     Commencing on 8/27/2009 and on the 27th of each    $10,000,000    $9,750,000
                                                       month thereafter until Maturity, the Notes may be
                                                       called in whole at par at the option of the
                                                       Company on ten calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.